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                                                                   EXHIBIT 5.1

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022

                                                                March 25, 1997

HFS Incorporated
6 Sylvan Way
Parsippany, New Jersey 07054

           Re: HFS Incorporated Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to HFS Incorporated, a Delaware corporation ("HFS"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by HFS with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof. The Registration Statement relates to the proposed issuance by HFS of up to 31.4 million shares (the "Shares") of HFS's common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of November 10, 1996 (the "Merger Agreement"), by and among HFS, PHH Corporation, a Maryland corporation ("PHH"), and Mercury Acq. Corp., a Delaware corporation and a wholly owned subsidiary of HFS ("Mercury"). The Merger Agreement provides for the acquisition of PHH by means of the merger (the "Merger") of Mercury with and into PHH, with PHH being the surviving corporation. The Registration Statement includes a joint proxy statement/prospectus (the "Joint Proxy Statement/ Prospectus") to be furnished to stockholders of PHH in connection with the approval of the Merger and to stockholders of HFS in connection with the approval of the issuance of the Shares in the Merger.

   This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

   In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement (including the Joint Proxy Statement/ Prospectus);
(ii) the Restated Certificate of Incorporation of HFS, as amended to the date hereof (iii) the Amended and Restated By-laws of HFS, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of HFS relating to the transactions contemplated by the Registration Statement; (vi) a specimen certificate evidencing the Common Stock; and (vii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than HFS, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of HFS and others.

   For purposes of this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) PHH's stockholders approve the Merger; (iii) HFS's stockholders approve the Share Issuance (as defined in the Joint Proxy Statement/Prospectus); (iv) the Certificate of Merger which will give effect to the Merger will be properly filed with the Secretary of State of the State of Delaware; (v)
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the transactions contemplated by the Merger Agreement will be consummated;
and (vi) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

   Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any other jurisdiction, except the General Corporation Law of the State of Delaware.

   Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the caption "Legal Matters and Experts" in the Joint Proxy Statement/ Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Skadden, Arps, Slate,
                                              Meagher & Flom LLP